Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Terax Energy, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 28, 2006 relating to the financial statements of Terax Energy, Inc. as of June 30, 2006 and for the two year period then ended.

We also consent to the references to us under the heading “Experts” in such Document.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 5, 2007